Exhibit (j)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" for the DWS Target 2010 Fund, DWS Target 2011 Fund, DWS Target 2012 Fund, DWS Target 2013 Fund and DWS Target 2014 Fund, each a series of DWS Target Fund, (collectively the "Funds") in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the DWS Target Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 53 to the Registration Statement (Form N-1A, No. 33-30876) of our reports dated September 15, 2008, on the financial statements and financial highlights of DWS Target 2010 Fund, DWS Target 2011 Fund, DWS Target 2012 Fund, DWS Target 2013 Fund and DWS Target 2014 Fund, included in each Fund's Annual Report dated July 31, 2008.


                                                /s/Ernst & Young LLP

Boston, Massachusetts
November 21, 2008